Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to The Laclede Group, Inc., of our report dated January 27, 2014, with respect to the financial statements of the Laclede Gas Company Wage Deferral Savings Plan for the year ended July 31, 2013.
St. Louis, Missouri February 5, 2014